EXHIBIT 23.2

Accountant’s Acknowledgement

We acknowledge the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 3, 2021, August 9, 2021, November 8, 2021 on the condensed consolidated financial statements of Hallador Energy Company which appear in the Quarterly Reports on Form 10-Q of Hallador Energy Company for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021, respectively.

/s/ Plante & Moran, PLLC\

Denver, Colorado

December 29, 2021